Exhibit 99.77o

Exhibit 99.77O Rule 10F-3

ASA LIMITED

Rule 10f-3 Report Form

Record of Securities Purchased

Under the Rule 10f-3 Procedures

1.	Name of Issuer: Royal Gold, Inc.
2.	Date of Purchase: June 23, 2010
3.	Underwriter from whom purchased: HSBC
4.	“Affiliated Underwriter” managing or participating in underwriting syndicate: UBS Securities
5.	Is the List of the underwriting syndicate’s members attached:		YES
6.	Principal amount of purchase: $2,910,000
7.	Aggregate principal of offering: $252,200,000
8.	Share purchase price (net of fees and expenses):		$48.50
9.	Date offering commenced: June 22, 2010
10.	Offering price at close of first day on which any sales were made: $48.50
11.	Commission, spread or profit: 4.5% $2.18 /share
12.	Have the following conditions been satisfied?		YES	NO
	a.	The securities are:

		part of an issue registered under the Securities Act of 1933 which is being offered to the public;	YES

		part of an issue of Government Securities;		NO

		sold in an Eligible Foreign Offering; or		NO

		sold in an Eligible Rule 144A Offering?		NO

b. (1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); or          YES

(2)

If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates? N/A

(3)
	c.	The underwriting was a firm commitment underwriting? YES

d.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)? YES

e.	The issuer of the securities and its predecessors have been in continuous operations for not less than three years.
YES

f.	(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased did not exceed 25% of the principal amount of the offering; YES, or

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

(ii) The principal amount of the offering of such class in any concurrent public offering?
N/A
g.	No Affiliated Underwriter of the Company was a direct or indirect participant in or the beneficiary of the sale;
YES
h.	Information has or will be timely compiled for inclusion on SEC Form NSAR and quarterly reports to the Board?
YES
Approved: /s/ Lawrence G. Nardolillo Date: 6/25/10

RULE 10f-3 REPORT FORM                    Appendix A

Additional Information for paragraph (d) –commission or spread – comparable recent offerings:

	Comparison 1	Comparison 2	Comparison 3	Comparison 4	Comparison 5

Security	Blackrock	El Paso	Nu Skin	SEMAFO,	Allied Nevada

	Kelso Capital	Pipeline	Enterprises	Inc.	Gold

Date Offered	6/17/2010	6/18/2010	6/3/2010	5/17/2010	5/12/2010

Offerring Price	US $10.25	US $28.80	US $27.00	C $6.95	C $21.00

Spread ($)	US $0.461	US $1.110	US $1.35	C $0.348	C $1.302

Spread (%)	4.5%	3.85%	5.0%	5.0%	6.2%

Type of Security	Common Stk	Common Stk	Common Stk	Common Stk	Common Stk

Rating or Quality

Size of Issue	US $76.8 mln	US $288 mln	US $120.4 mln	C $104.3 mln	C $273 mln

Total Capitalization

Of Issuer	US $9,070 mln	US $3,514 mln	US $1,717, mln	$C $1,851 mln	C $1,562 mln

Note: Minimum of two comparisons must be completed for each purchase.

Royal Gold, Inc.

5,200,000 Shares

Common Stock

(par value $0.01 per share)

Underwriting Agreement

New York, New York

June 22, 2010

HSBC Securities (USA) Inc.

Goldman, Sachs & Co.

Scotia Capital (USA) Inc.

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

Number of Underwritten

Underwriters	Securities to be Purchased

HSBC Securities (USA) Inc.	1,352,000

Goldman, Sachs Inc.	1,352,000

Scotia Capital (USA) Inc.	1,222,000

National Bank Financial, Inc.	416,000

CIBC World Markets, Inc.	286,000

RBC Capital Markets Corporation	286,000

UBS Securities LLC	286,000

Total	5,200,000